ARTICLES OF MERGER
                                       OF
                               CHINA FINANCE, INC.
                                       AND
                                KUBLA KHAN, INC.

      FIRST: China Finance, Inc. ("China Finance") and Kubla Khan, Inc. ("Kubla Khan"), being the corporations which are the parties to these Articles of Merger, do hereby agree to effect a merger of said corporations upon the terms and conditions herein set forth.

      SECOND: The name of the successor corporation is Kubla Khan, Inc., which is a corporation incorporated in the State of Utah under the provisions of the Utah Business Corporation Act with its principal office in the State of Utah. The corporate existence of Kubla Khan shall continue upon the effective date of the merger pursuant to the provisions of the Utah Business Corporation Act.

      THIRD: The name of the corporation to be merged with and into Kubla Khan, the successor corporation, is China Finance, Inc., which is a corporation incorporated in the State of Utah under the provisions of the Utah Business Corporation Act with its principal office in the State of Utah. The corporate existence of China will cease upon the effective date of the merger pursuant to the provisions of the Utah Business Corporation Act. China Finance owns no interest in land in the State of Utah. One hundred percent (100%) of the issued shares of stock of China Finance are owned by Kubla Khan.

      FOURTH: No amendments to the charter of Kubla Khan are to be effected as part of the merger, other than the change of its corporate name to "China Finance, Inc."

      FIFTH: The authorized share structure of each of the corporations which is a party to these Articles of Merger is as follows:

                                                     China Finance, Inc.                   Kubla Khan, Inc.
                                                     -------------------                   ----------------
Total number of shares of all                                200                             100,000,000
classes:

Number and par value of shares                               $ 0                                $0.001
of each class:

Number of shares without par value of each                200 Common                              0
class:

Aggregate par value of all shares                            $ 0                               $100,000
with par value:

      SIXTH: The issued shares of China Finance shall not be converted or exchanged in any manner. All of the issued shares of stock of China Finance shall, upon the effective date of the merger, be surrendered and extinguished. The shares of stock of Kubla Khan shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of the successor corporation

      SEVENTH: The terms and conditions of the merger herein set forth were advised, authorized, and approved by China Finance in the manner required by its charter and the provisions of the Utah Business Corporation Act. The said merger and the aforesaid terms and conditions were approved in the manner herein-after set forth. The Board of Directors of China Finance adopted a resolution approving the proposed merger of China Finance with and into Kubla Khan on substantially the terms and conditions set forth in or referred to in said resolution. Said resolution of the Board of Directors was adopted by a written consent signed on August 9, 2004 by all of the members of the Board of Directors without a meeting.

      The terms and conditions of the merger herein set forth were advised, authorized, and approved by Kubla Khan in the manner required by its charter and the provisions of the Utah Business Corporation Act. The said merger and the aforesaid terms and conditions were approved in the manner herein-after set forth. The Board of Directors of Kubla Khan adopted a resolution approving the proposed merger of China Finance with and into Kubla Khan on substantially the terms and conditions set forth in or referred to in said resolution. Said resolution of the Board of Directors was adopted by a written consent signed on August 9, 2004 by all of the members of the Board of Directors without a meeting.

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

      IN WITNESS WHEREOF, these Articles of Merger are hereby signed for and on behalf of China Finance by its authorized representative, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief; and these Articles of Merger are hereby signed for and on behalf of Kubla Khan by its authorized representative, who does hereby acknowledge that said Articles of Merger are the act of said corporation, and who does hereby state under the penalties for perjury that the matters and facts stated therein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

CHINA FINANCE, INC.                             KUBLA KHAN, INC.


By:                                             By:
   -------------------------                       -----------------------------
   Name:                                        Name:
   Title:                                       Title:

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